Exhibit 99.1

3555 Veterans Memorial Highway, Suite C,
Ronkonkoma, NY 11779
(631) 981-9700 - www.lakeland.com

Lakeland Industries, Inc. Reports Fiscal 2016 First Quarter Financial Results

Net Income from Continuing Operations Grows by Over 500%

Free Cash Flow From Continuing Operations Improves by 105%

RONKONKOMA, NY – June 15, 2015 -- Lakeland Industries, Inc. (NASDAQ: LAKE), a leading global manufacturer of protective clothing for industry, healthcare and to first responders on the federal, state and local levels, today announced financial results for its fiscal 2016 first quarter ended April 30, 2015.

For financial reporting presentation purposes, the operating results in Brazil are excluded from many of the statements in this announcement because the Company’s recent determination to exit Brazil has resulted in discontinued operations accounting. Commencing with its first fiscal quarter 2016 ended April 30, 2015, historical and future financial results from the Brazilian operations will be reflected as discontinued operations in accordance with Generally Accepted Accounting Principles ("GAAP"). Discontinued operations accounting entails the reclassification of all of the financial results of the Brazil operations within the consolidated financial results of the parent company, and a restatement of prior periods to reflect the same treatment. The global operations of Lakeland Industries, excluding Brazil is shown in financial reports as Continuing Operations. All information below has been restated to exclude Brazil, except where noted.

Fiscal 2016 First Quarter Financial Results Highlights (from Continuing Operations, unless otherwise noted)

•	Revenue Growth
o	Q1 Sales worldwide were $24.8 million (“M”) this year and $21.8M last year, an increase of 14.1%.
•	Margin Improvement and Expense Management
o	Q1 Gross margin worldwide was 37.4%, compared to 29.9% last year.
o	Q1 Operating expenses worldwide increased by $0.4M and decreased as a percent of sales to 24.4% from 26.0% last year.
•	Significant Increases in Operating Income, Adjusted EBITDA and Free Cash Flow*
o	Q1 Operating income increased to $3.2M from operating income of $0.9M last year.
o	Operating income as a percentage of sales increased to 13.0% this year vs. 3.9% last year.
o	Q1 Adjusted EBITDA worldwide this year was $3.6M vs. $1.7M last year.
o	Free cash flow (defined as adjusted EBITDA less cash paid for taxes and less capital expenditures) increased from $1.3M last year to $2.7M this year.
•	Net Income Growth
o	Q1 Net income of $2.2M or $0.31 per share vs $0.4M and $0.06 per share last year.
o	Net loss from discontinued operations of $(0.9)M or $(0.14) per share vs. $(0.4)M and $(0.06) per share last year.
o	Net income this year $1.2M or $0.17 per share vs. $0.0M and $0.00 per share last year.
•	Balance Sheet Strengthened
o	Cash and equivalents increased from $6.7M at end of Q4 last year to $8.7M at end of Q1; in anticipation of a $3.2M dividend from its Chinese manufacturing subsidiary declared and paid in May 2015.
o	Stockholders’ equity increased by 2.6% from the beginning of the fiscal year.
o	Net book value per share at April 30, 2015 was $9.18.

*Includes non-GAAP measures – see table included herein for reconciliation to GAAP measures

Management’s Comments

Christopher J. Ryan, President and Chief Executive Officer of Lakeland Industries, stated, “The first quarter of fiscal 2016 continued if not accelerated the momentum from the second half of last year.

Effective in the first quarter, we implemented discontinued operations that reflects our decision to exit Brazil. The pending exit from our business unit in Brazil is making progress and we believe it will be completed within the second quarter of our current fiscal year. The Company’s impressive performance in the first quarter is more evident now that we have removed Brazil from our consolidated global operations and report results from continuing operations on a year-over-year basis. Upon completion of the Brazil transaction, we will have essentially completed the turnaround strategy that commenced approximately three (almost four as the DuPont license terminations was July 2011) years ago. The impact from this turnaround can be seen across the board in our financial performance metrics, which has been further aided by higher margin sales relating to the Ebola crisis.

“In the first quarter of fiscal 2016, revenues from continuing operations increased 14% from the prior year. Less than 10% of fiscal 2016 first quarter revenues of $24.8 were derived from protective chemical and disposable garment purchased in connection with the Ebola outbreak. Despite the strong dollar that reduces sales on a reported basis in the U.S. and weakness in the global petrochemical market resulting from lower oil prices, we delivered organic sales excluding Ebola-related garments which is consistent with our annual growth plans.

“Lakeland’s continuing operations delivered tremendous improvement. Beyond the top line growth, we also benefited from the manufacturing leverage in our business and disciplined expense management to drive improvements in our efficiencies and profitability. Net income from continuing operations increased by over 500%, while we also reported significant growth in free cash flow and Adjusted EBITDA.

“With our exit from Brazil nearing completion, we’ll be able to sharpen our focus on organic growth initiatives, including new product introductions, further development of the global healthcare sector, and otherwise attaining market share in the 10 countries where we have continuing operations. The organic growth strategies that have been implemented continue to bear positive results, while we remain focused on expense management, profitability enhancements and cash flow generation. We reiterate that the Company’s financial performance outlook from continuing operations remains very encouraging.”

Operating Results as Restated for Discontinued Operations ($ 000)
Reconciliation to GAAP Results

Quarterly results	Q1 FY16	Q1 FY15
Net sales from continuing operations	$24,819		$21,758
Year over year growth	14.1%		-----
Gross profit from continuing operations	9,279		6,505
Gross profit %	37.4%		29.9%
Operating expenses from continuing operations	6,059		5,647
Operating expenses as a percentage of sales	24.4%		26.0%
Operating income from continuing operations	3,220		858
Operating income as a percentage of sales	13.0%		3.9%
Interest expense from continuing operations	183		486
Other (income) expense from continuing operations	15		(5)
Pretax income (loss) from continuing operations	3,052		377
Income tax expense (benefit) from continuing operations	892		23
Net income from continuing operations	2,160		354
Net loss from discontinued operations	(931)		(354)
Net income (loss)	$1,229	$	-----

Weighted average shares for EPS	7,062,144		5,923,224
Net income (loss) per share from continuing operations	$0.31		$0.06
Net loss per share from discontinued operations	$(0.14)		$(0.06)
Net income (loss) per share	$0.17	$	-----

Operating income from continuing operations	$3,220		$858
Depreciation and amortization	246		300
Other (income) expense from continuing operations	15		(5)
EBITDA from continuing operations	3,481		1,153
Equity Compensation	128		24
Inventory reserve in USA and China – discontinued product lines raw material/finished goods	-----		300
PA plant shutdown costs	-----		235
Adjusted EBITDA	3,609		1,712
Cash paid for taxes (foreign)	604		307
Capital expenditures	307		89
Free cash flow	$2,698		$1,316

Financial Results Conference Call

Lakeland will host a conference call at 4:30 pm eastern today to discuss the Company’s fiscal 2016 first quarter financial results. The conference call will be hosted by Christopher J. Ryan, Lakeland’s Chief Executive Officer, and Gary Pokrassa, Lakeland’s Chief Financial Officer. Investors can listen to the call by dialing 888-347-6609 (Domestic) or 412-902-4291 (International) or 855-669-9657 (Canada), Pass Code 10067144.

For a replay of this call through June 22, 2015, dial 877-344-7529 (Domestic) or 412-317-0088 (International) or 855-669-9658 (Canada), Pass Code 10067144.

About Lakeland Industries, Inc.:

Lakeland Industries, Inc. (NASDAQ: LAKE) manufactures and sells a comprehensive line of safety garments and accessories for the industrial protective clothing market. The Company’s products are sold by a direct sales force and through independent sales representatives to a network of over 1,000 safety and mill supply distributors. These distributors in turn supply end user industrial customers such as chemical/petrochemical, automobile, steel, glass, construction, smelting, janitorial, pharmaceutical and high technology electronics manufacturers, as well as hospitals and laboratories. In addition, Lakeland supplies federal, state, and local government agencies, fire and police departments, airport crash rescue units, the Department of Defense, the Centers for Disease Control and Prevention, and many other federal and state agencies. For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:

Lakeland Industries	Darrow Associates
631-981-9700	631-367-1866
Christopher Ryan, CJRyan@lakeland.com	Jordan Darrow, jdarrow@darrowir.com
Gary Pokrassa, GAPokrassa@lakeland.com

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. All statements, other than statements of historical facts, which address Lakeland’s expectations of sources or uses for capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. As a result, there can be no assurance that Lakeland’s future results will not be materially different from those described herein as “believed,” “projected,” “planned,” “intended,” “anticipated,” “estimated” or “expected,” or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events conditions or circumstances on which such statement is based.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA and Free Cash Flow all from continuing operations. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

April 30, 2015 and January 31, 2015

ASSETS	April 30,	January 31,
	2015	2015*
Current assets	($000’s)	($000’s)
Cash and cash equivalents	$8,721	$6,709
Accounts receivable, net of allowance for doubtful accounts of $538 and $484 at April 30, 2015 and January 31, 2015, respectively	14,769	13,277
Inventories, net of reserves of approximately $2,460 and $2,273at April 30, 2015 and January 2015, respectively	39,495	37,092
Deferred income taxes	1,015	1,144
Assets of discontinued operations in Brazil	6,447	6,335
Prepaid VAT tax	1,216	1,717
Other current assets	3,184	2,361
Total current assets	74,847	68,635
Property and equipment, net	10,311	10,144
Deferred income tax, noncurrent	13,101	13,101
Prepaid VAT and other taxes	173	173
Security deposits	86	113
Intangibles, prepaid bank fees and other assets, net	141	171
Goodwill	871	871
Total assets	$99,530	$93,208
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,512	$7,763
Accrued compensation and benefits	854	1,120
Other accrued expenses	1,798	1,462
Liabilities of discontinued operations in Brazil	6,692	6,574
Current maturity of long-term debt	50	50
Current maturity of accrued arbitration award	1,000	1,000
Short-term borrowing	3,446	2,611
Borrowings under revolving credit facility	8,666	5,642
Total current liabilities	31,018	26,222
Accrued arbitration award, less current portion	2,637	2,870
Long-term portion of Canada loan	830	800
VAT taxes payable long term	130	60
Total liabilities	34,615	29,952
Stockholders’ equity
Preferred stock, $.01 par; authorized 1,500,000 shares (none issued)	-----	-----
Common stock, $.01 par; authorized 10,000,000 shares, issued 7,428,220 and 7,414,037; outstanding 7,071,779 and 7,057,596 at April 30, 2015 and January 31, 2015 respectively	74	74
Treasury stock, at cost; 356,441 shares at April 30, 2015 and January 31, 2015	(3,352)	(3,352)
Additional paid-in capital	64,680	64,594
Retained earnings (accumulated deficit)	5,883	4,654
Accumulated other comprehensive loss	(2,370)	(2,714)
Total stockholders' equity	64,915	63,256
Total liabilities and stockholders' equity	$99,530	$93,208

* Restated for discontinued operations

Numbers may not add due to rounding

LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

Three Months Ended April 30, 2015 and 2014

	Three Months Ended
	April 30,
	($000’s) except for share information
	2015	2014*
Net sales from continuing operations	$24,819	$21,758
Cost of goods sold from continuing operations	15,540	15,253
Gross profit from continuing operations	9,279	6,505
Operating expenses from continuing operations	6,059	5,647
Operating profit from continuing operations	3,220	858
Other income (loss), net from continuing operations	15	(5)
Interest expense from continuing operations	183	486
Income before taxes from continuing operations	3,052	377
Income tax expense from continuing operations	892	23
Net income from continuing operations	$2,160	$354
Net loss from discontinued operations	$(931)	$(354)
Net income (loss)	$1,229	$(0.00)
Net income (loss) per common share – Basic:
Income from continuing operations	$0.31	$0.06
Loss from discontinued operations	$(0.14)	$(0.06)
Net income (loss)	$0.17	$0.00
Net income (loss) per common share – Diluted:
Income from continuing operations	$0.30	$0.06
Loss from discontinued operations	$(0.14)	$(0.06)
Net income (loss)	$0.17	$(0.00)
Weighted average common shares outstanding:
Basic	7,062,144	5,923,224
Diluted	7,235,385	5,923,224

*Restated for discontinued operations

Numbers may not add due to rounding